Exhibit 99.2

                         Form 3 Joint Filer Information

Name:  Steven A. Cohen

Address:  72 Cummings Point Road, Stamford CT 06902

Designated Filer:  Sigma Capital Management, LLC

Issuer & Ticker Symbol:  Laureate Education, Inc.  ("LAUR")

Date of Event Requiring Statement:  July 9, 2007